Exhibit 5.2

1001 Fourth Avenue, Suite 4400

Seattle, WA 98154

Tel 206.624.3600 Fax 206.389.1708

www.foxrothschild.com

June 26, 2025

Linkhome Holdings Inc.

2 Executive Circle, Suite 100

Irvine, CA 92614

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel for Linkhome Holdings Inc., a Nevada corporation (the “Company’’), in connection with the filing of a registration statement on Form S-1 (the “Registration Statement") under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of the offer and sale of up to: (i) 1,250,000 shares (the “Company Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and (ii) up to 187,500 shares of Common Stock that may be purchased to cover over-allotments, if any (the “Additional Shares” and, collectively with the Company Shares, the “Shares”), pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”) executed by the Company and the Representative (as defined in the Underwriting Agreement) on behalf of such Underwriters (as defined in the Underwriting Agreement) dated as of the date hereof.

In rendering the opinion set forth below, we do not express any opinion concerning any law other than the corporate laws of the State of Nevada. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

In rendering the opinion set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we have considered necessary or appropriate as a basis for the opinions. We have examined originals or copies, certified or otherwise identified, of the following documents: (i) the Registration Statement; (ii) the Underwriting Agreement; (iii) the Amended and Restated Articles of Incorporation of the Company; (iv) the Amended and Restated Bylaws of the Company; (v) the Unanimous Written Consent of the Board of Directors of Company authorizing the filing of the Registration Statement and the issuance and sale of the Shares; and (iv) such other records, documents, certificates and instruments as we have deemed necessary for the purposes of this opinion letter.

As to matters of fact, we have examined and relied upon the documents described above and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, including electronic signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. We have assumed that the Underwriting Agreement has been duly authorized, executed and delivered and is binding upon and enforceable against all parties to the Underwriting Agreement. We have further assumed that before the issuance of the Shares: (i) the Registration Statement will have become effective under the Securities Act, and (ii) the conditions to consummating the transactions contemplated by the Underwriting Agreement with have been satisfied or duly waived and such transactions are consummated.

Based on the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares that are being registered pursuant to the Registration Statement have been duly authorized and, when issued and paid for in accordance with the terms of the Registration Statement and the Underwriting Agreement, and assuming the continued effectiveness of the Registration Statement, such shares will be validly issued, fully paid and non-assessable.

This opinion is given solely for the benefit of the Company and purchasers of Shares under the Registration Statement, and may not be relied upon by any person or entity, nor quoted in whole or in part, or otherwise referred to in any document without our express written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Fox Rothschild LLP